EXHIBIT 99.906 CERTIFICATATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Registrant: Nicholas Equity Income Fund, Inc.

Form: N-CSR Semiannual Report dated September 30, 2005

I, Albert O. Nicholas, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	11/29/2005
/s/ Albert O. Nicholas
Albert O. Nicholas, President (Chief Executive Officer)

I, Jeffrey T. May, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	11/29/2005
/s/ Jeffrey T. May
Jeffrey T. May, Treasurer (Chief Financial Officer)